Exhibit 10.18

                                                            EXECUTION COPY


                              EMPLOYMENT AGREEMENT



         AGREEMENT, made and entered into as of the 18th day of November, 2002 by and between AT&T Comcast Corporation, a Pennsylvania corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and C. Michael Armstrong (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         SECTION 1.  Definitions.

           (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

         (b) "AT&T" shall mean AT&T Corp., a New York corporation.

         (c) "Base Salary" shall mean the annual rate of salary  provided for in
Section 4 below or any increased annual rate of salary granted to the Executive pursuant to Section 4.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e)   "Broadband"   shall  mean  AT&T   Broadband   Corp.,  a  Delaware
corporation.

         (f) "Cause" shall mean:


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               (i) the Executive is convicted of a felony  involving the
          Executive's moral turpitude; or

              (ii) the Executive is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such act or nonact was in the best interests of the Company.

         (g) "Change in Control" shall mean the occurrence of any of the following events:

               (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(g);

                (ii) A change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a two-thirds majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in



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         connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

                (iii) A merger, reorganization or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a two-thirds majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent



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         Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                (iv) The approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (i) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                (i) a reduction in the Executive's then current Base Salary or Target Bonus as a percentage of Base Salary or the termination or material reduction of any employee benefit or executive service enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

                (ii) the failure to elect or reelect the Executive to any of the positions described in Section 3 or the removal of him from any such position;

                (iii) a material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chairman of the Company;

                (iv) the relocation of the Executive's own principal office from its location in the Grace Building;

                (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 calendar days after a merger, consolidation, sale or similar transaction; or

                (vi) any breach of this Agreement by the Company.

                  Following written notice from the Executive, as described above, the Company shall have 15 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th calendar day following the written notice.



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

          (j) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

         (k) "EBA" shall mean the Employee Benefits Agreement by and between AT&T and Broadband dated as of December 19, 2001.

         (l) "Effective Date" shall mean the "Closing Date" as such term is defined in the Merger Agreement.

         (m) "Fair Market Value" shall mean the value of a share of Stock or a share of AT&T stock, as the case may be, as traded on the Nasdaq Stock Market or the New York Stock Exchange, as the case may be, on the date in question, based on the respective closing prices.

         (n) "Grace Building" shall mean the W.R. Grace Building at 1114 Avenue of the Americas (and 41 West 42nd Street), New York, New York or any other building of comparable stature maintained by the Company as its principal place of business in the borough of Manhattan in New York City.

         (o) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among AT&T, Broadband, Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and the Company.

         (p) "Stock" shall mean Class A Common Stock of the Company.

         (q) "Target Bonus" shall have the definition set forth in Section 5(a) of this Agreement.

         (r) "Term of Employment" shall mean the period specified in Section 2 below.

         (s) "2003 Annual Meeting" shall mean the regularly scheduled 2003 annual meeting of the shareholders of the Company.

         (t) "2004 Annual Meeting" shall mean the regularly scheduled 2004 annual meeting of the shareholders of the Company.



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         (u) "2005  Annual  Meeting"  shall mean the  regularly  scheduled  2005 annual meeting of the shareholders of the Company.

         SECTION 2.  Term of Employment.

         The Term of Employment shall begin on the Effective Date and end on the date of the 2005 Annual Meeting. Notwithstanding the foregoing, after the Effective Date, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10 and the Articles of Incorporation and the By-Laws of the Company.

         SECTION 3.  Position, Duties and Responsibilities.

          (a) Commencing on the Effective Date and continuing until the date of the 2005 Annual Meeting, the Executive shall be employed as the Chairman of the Board and shall have the duties and responsibilities of the Chairman of the Board as are set forth in the Articles of Incorporation and the By-Laws of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Board. During the Term of Employment, the Executive shall devote such business time and attention to the business and affairs of the Company as shall be necessary to discharge his responsibilities hereunder and shall use his best efforts, skills and abilities to promote its interests.

          (b) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit A attached hereto), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

         SECTION 4.  Base Salary.

         During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $1,800,000. The Base Salary shall be reviewed annually for increase in the discretion of the Board. In no event shall the Executive's Base Salary be decreased.



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
         SECTION 5.  Annual Incentive Award.

          (a) During the Term of Employment, the Executive shall participate in the annual incentive award plan of the Company applicable to senior executive officers of the Company. Under such plan, the Executive shall have a target bonus opportunity each year equal to no less than 150% of his Base Salary from time to time during that year (the "Target Bonus"), payable in that amount if the performance goals established for the relevant year are met; provided that the performance goals for each year shall be no less favorable to the Executive than the performance goals established for other senior officers of the Company, including the Company's Chief Executive Officer. If such performance goals are not met, the Executive shall receive a lesser amount (or nothing) as determined in accordance with applicable plan guidelines. If such performance goals are exceeded, the Executive may receive a greater amount as determined in accordance with applicable plan guidelines. Except as otherwise provided herein, the Executive shall be paid his annual incentive awards under this Section 5 no later than other senior executives of the Company are paid their annual incentive awards.

         (b) Notwithstanding the foregoing, the Executive's annual incentive awards for the following periods shall be as described below:

                (i) For calendar year 2002, the Executive shall receive an annual incentive award of $3,510,000 on January 3, 2003.

                (ii) For calendar year 2005, the Executive shall be entitled to an annual incentive award, equal to the Executive's Target Bonus for such year, multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365. Such award shall be paid to the Executive as soon as practicable after the 2005 Annual Meeting.

         SECTION 6.  Long-term Incentive Awards.

          (a) Existing Performance Awards. Subject to the provisions of Section 10, Exhibit B sets forth the treatment of the outstanding AT&T performance shares, restricted stock units ("RSUs") and stock options, respectively, held by the Executive as of the Effective Date.

          (b) Ongoing Performance Awards. As soon as practicable after the Effective Date, the Company shall grant to the Executive an option (the "Option") to purchase 2,400,000 shares of Stock at the Fair Market Value of the Stock on the day immediately preceding the date of grant. This grant shall be made on the


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same terms and conditions as options granted to other senior officers of the
Company (i.e., ten-year term, ten-year vesting with respect to half of the Option, five-year vesting with respect to the other half (the details of such vesting having been disclosed to the Executive), and the Executive shall have 90 days after retirement to exercise the vested portion of the Option, if any). The Company shall be under no obligation to grant any additional equity awards to the Executive.

         SECTION 7. Supplemental Pension. As of the Effective Time, the Company shall have paid to AT&T the amount necessary to discharge any obligation with respect to the supplemental retirement benefit provided to the Executive under
Section 9 of his prior employment agreement with AT&T. Executive acknowledges that the obligation to administer and pay such supplemental retirement benefit has accordingly been assumed by AT&T and the Executive further acknowledges that the Company shall have no obligation or liability to the Executive with respect to payment of such supplemental retirement benefit.

         SECTION 8.  Employee Benefit Programs.

         During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including,  without  limitation,  pension,  profit  sharing,  savings  and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive's participation shall be based on, and the calculation of all benefits shall be based on, the assumptions that the Executive has met all service-period or other requirements for such participation provided that no such assumptions shall be made as to a tax-qualified plan if such assumption would jeopardize the tax- qualified status of such plan.

         SECTION 9. Reimbursement of Business and Other Expenses; Executive Services; Vacation.

         (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance



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with the Company's policy. The Company shall pay all reasonable financial consultant and legal fees and expenses incurred by the Executive in connection with the negotiation of the Executive's employment and consulting arrangements with the Company.

         (b) During the Term of Employment, the Executive's principal office shall be located in the Grace Building. The Company shall provide full-time secretarial support for the Executive's principal office, as selected by the Executive in his sole discretion. The Company shall make available for the Executive's use appropriate office space (which shall be on the executive floor) and secretarial support when he performs services at the Company's principal offices in Philadelphia, Pennsylvania.

         (c) During the Term of Employment, the Executive shall be entitled to participate in each of the Company's executive services in accordance with the terms and conditions of such arrangements as they are in effect from time to time for the Company's Chief Executive Officer, including primary personal use of an airplane on the same economic terms as the Company's Chief Executive Officer. Without duplication of the foregoing, until the date of the 2004 Annual Meeting, the Company shall pay the dues for the Executive's membership in the Business Roundtable, the G-100 and the Business Council.

         (d) With respect to calendar year 2003, the Company shall pay when due the premiums for the Executive's Senior Management Universal Life Insurance
Policy (as in effect immediately prior to the Effective Date), estimates of which have been provided to the Company by the Executive, and a gross-up for all federal taxes payable by the Executive in connection with the payment of such premiums. The Company shall only pay such premiums for calendar year 2004 if the Executive elects to become Non-Executive Chairman of the Board prior to or at the 2003 Annual Meeting.

         (e) With respect to calendar year 2003, if the Executive elects to become Non-Executive Chairman of the Board prior to or at the 2003 Annual
Meeting he shall be entitled to tax preparation and financial counseling services for such year. If the Company provides any executive officer with a gross-up for applicable taxes payable in connection with the provision of such tax preparation and counseling services, the Executive shall also be entitled to such tax gross-up.

         (f) The Executive shall be entitled to five weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior executives.



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
         SECTION 10.  Termination of Employment.

         (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                (i) Base Salary through the end of the month in which his death occurs;

                (ii) annual incentive award for the year in which the Executive's death occurs, equal to the Target Bonus for such year, payable in a single installment promptly after his death;

                (iii) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms; and

                (iv) (A) any restrictions on restricted stock shall lapse and
          (B) all outstanding RSUs (as well as the $10,000,000 guarantee set forth in Exhibit B), performance shares and other equity-based awards shall vest and be paid out (at target, with respect to the performance shares) in a single installment promptly after his death.

          (b) Termination Due to Disability. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following benefits:

                (i) disability benefits in accordance with the long-term disability program then in effect for senior executives of the Company;

                (ii) Base Salary through the end of the month in which disability benefits commence;

                (iii) annual incentive award for the year in which the Executive's termination occurs, equal to the Target Bonus for such year, payable in a single installment promptly after his termination;

                (iv) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms; and

                (v) (A) any restrictions on restricted stock shall lapse and (B) all outstanding RSUs (as well as the $10,000,000 guarantee set forth in Exhibit B), performance shares and other equity-based awards shall vest



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          and be paid out (at target, with respect to the performance shares) in a single installment promptly after his termination.

                  In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.




         (c) Termination by the Company for Cause.

                (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board, authorized by a vote of no less than 75% of the entire Board, of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                (ii) In the event the Company terminates the Executive's employment for Cause:

                       (A) the  Executive  shall  be  entitled  to  Base  Salary
                  through the date of the termination;

                       (B) all  outstanding  options  which are not  exercisable
                  shall be forfeited; exercisable options shall remain exercisable until the earlier of the ninetieth day after the date of termination or the originally scheduled expiration date of the options unless the Board determines otherwise;

                       (C) all restricted  stock as to which  restrictions  have
                  not lapsed shall be forfeited;

                       (D) all unvested RSUS shall be forfeited; and




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                       (E) all long-term  incentive  plan awards with respect to
                  performance cycles which have not yet been completed shall be forfeited.

         (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

               (i) Base Salary through the date of termination;

               (ii) an annual incentive award for the year in which termination occurs, equal to the Target Bonus for such year multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365, payable in a single installment promptly after his termination;

                (iii) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms;

                (iv) (A) any restrictions on any restricted stock shall lapse and (B) all outstanding RSUs (as well as the $10,000,000 guarantee set forth in Exhibit B), performance shares and other equity-based awards shall vest and be paid out (at target, with respect to the performance shares) in a single installment promptly after his termination; and

                (v) if such termination occurs on or prior to the second anniversary of the Effective Date, the Executive shall be entitled to receive a lump sum cash amount equal to the greater of (A) (X) the product of three multiplied by the sum of (I) the Base Salary, (II) the annual incentive award, equal to the target bonus established by AT&T for 2002, which was 150% of his then base salary, and (III) the long-term performance share award, equal to the performance share target set by AT&T for 2002 and (B) the product of four multiplied by the sum of Base Salary, at the annualized rate in effect on the date of termination, and the Target Bonus for the year in which the termination occurs (with respect to the Target Bonus, $2.7 million if such termination occurs in 2002 or 2005). If such termination occurs after the second anniversary of the Effective Date, the Executive shall be entitled to receive the payment set forth in clause (B) of this Section 10(d)(v).



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         (e) Voluntary Termination; Retirement.

                (i) Except as otherwise provided herein, termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause or retirement following the end of the Term of Employment, shall have the same consequences as provided in Section 10(c)(ii) for a termination for Cause. A voluntary termination under this Section 10(e) shall be effective 30 calendar days after prior written notice is received by the Company.

                (ii) Notwithstanding the foregoing, if the Executive elects to both (A) become Non-Executive Chairman of the Board prior to or at the 2003 Annual Meeting and (B) retire from his position as Non-Executive Chairman of the Board prior to or at the 2004 Annual Meeting, but not earlier than January 1, 2004, the Company shall offer to enter into a consulting agreement with the Executive in the form attached hereto as Exhibit C under which he would serve as a consultant and senior advisor to the Company until the one year anniversary of the 2005 Annual Meeting. All benefits owing to the Executive as a result of a retirement event described in the immediately preceding sentence shall be as set forth in the consulting agreement. The Company's failure to offer to enter into such consulting agreement shall constitute a termination of the Executive's employment without Cause covered by
          Section 10(d).

                (iii) The Executive may retire at any time following the end of the Term of Employment and thereupon commence receiving any benefits to which he is entitled as a retired senior executive in accordance with the Company's then existing plans and practices. Upon such retirement, all stock options, other than the Option, shall continue to be exercisable for the remainder of their originally scheduled ten-year terms.

          (f)   Gross-up Payment.

                (i) If the aggregate of all payments or benefits made or provided to the Executive under this Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment within the meaning of
          Section 280G(b)(2) of the Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount (the "Gross-Up Payment") which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate

          Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 10(f)(i) shall be made by an independent auditor (the "Auditor") selected by the Parties and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any Affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each designate one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. All fees and expenses of the Auditor shall be borne solely by the Company. Any Gross- Up Payment shall be paid by the Company to the Executive within five calendar days of the receipt of the Auditor's determination. Any determination by the Auditor shall be binding upon the Company and the Executive.

                (ii) As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Auditor hereunder, it is possible that the Gross-Up Payment made will have been an amount more than the Company should have paid pursuant to Section 10(f)(i) (the "Overpayment") or that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to Section 10(f)(i) (the "Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an Underpayment and would require the payment by the Company of an additional Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the

          30 calendar day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                       (A) give the Company any information reasonably requested
                  by the Company relating to such claim,

                       (B) take such action in connection  with  contesting such
                  claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                       (C) cooperate with the Company in good faith in order effectively to contest such claim, and

                       (D) permit the Company to  participate  in any proceeding
                  relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such proceeding and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10(f), the Company shall control all proceedings taken in connection with such contest, provided that the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) Other Termination Benefits. In the case of any of the foregoing terminations (other than retirement as Non-Executive Chairman of the Board pursuant to Section 10(e)(ii)) the Executive or his estate shall also be entitled to:

                (i) the balance of any incentive awards due for performance periods which have been completed, but which have not yet been paid;

                (ii) any expense reimbursements due the Executive;

                (iii) other benefits, if any, in accordance with applicable plans and programs of the Company; and

                (iv) with respect to the Executive only, if such termination occurs on or prior to the second anniversary of the Effective Date, financial counseling services for a period of two years following the Executive's termination.

         (h) No Mitigation; No Offset. In the event of any termination of employment under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                (i) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         SECTION 11. Confidential Information; Prohibited Public Statements; Publicity.

         (a) The Company (as hereinafter specially defined for purposes of Sections 11 through 13 hereof), pursuant to the Executive's employment hereunder, provides him access to and confides in him business methods and systems, techniques and methods of operation developed at great expense by the Company ("Trade Secrets") and which the Executive recognizes to be unique assets of the Company's business. The Executive shall not, during or at any time after the Term of Employment, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except
(i) where required by law, (ii) to directors, consultants or employees of the Company in the ordinary course of his duties or (iii) during his employment and in the ordinary course of his services as Chairman of the Board for such use and disclosure as he shall reasonably determine to be in the best interest of the
Company: (A) any such Trade Secrets, (B) any sales prospects, customer lists, products, research or data of any kind, or (C) any information relating to strategic plans, sales, costs, profits or the financial condition of the Company or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industry in which the Company shall be engaged. The Executive further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (A), (B) and (C), above, prior to or at the termination of the Executive's employment. For purposes of Sections 11, 12 and 13 hereof the term "Company" shall mean AT&T Comcast Corporation ("AT&T Comcast") as well as
(I) each of its more than fifty percent (50%) owned subsidiaries and (II) each other entity in which AT&T Comcast directly or indirectly has a greater than ten percent (10%) equity interest, the fair market value of which interest is in excess of $50,000,000. In determining AT&T Comcast's equity interest for purposes of this definition, any equity interest which AT&T Comcast has an option to purchase shall be considered as owned by AT&T Comcast.

         (b) Neither the Executive nor the Company, its officers or directors (collectively, the "Company Affiliated Entities") shall, either during or at any time after the Term of Employment, directly or indirectly make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on the Company Affiliated Entities or the Executive, as the case may be, or the business prospects of the Company except for (i) such statements which the Executive may be required to make in the ordinary course of his service as a member of, including Chairman of, the Board or (ii) with respect to each of the Executive and the Company Affiliated Entities, as otherwise required by applicable law.

         (c) Neither the Executive nor the Company Affiliated Entities shall publicly comment (including private statements reasonably likely to be repeated publicly) on, or discuss the circumstances surrounding, this Agreement or the consulting agreement attached hereto as Exhibit C, except as mutually agreed or as required by applicable law.

         SECTION 12.  Noncompetition, Noninterference and Nonsolicitation.

         (a) Subject to the geographic limitation of Section 12(b) hereof, the Executive during the Term of Employment and for a period of two (2) years following termination of employment in accordance with this Agreement shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Company at the termination of his employment, or which was engaged in or developed by the Company at any time during the Term of Employment for specific implementation in the immediate future by the Company.

         (b) The Executive acknowledges that the Company is engaged in business throughout the United States and in various foreign countries and that the Company intends to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Executive agrees that the provisions of this Section shall be applicable to each state and each foreign country, possession or territory in which the Company may be engaged in business during the Term of Employment, or, with respect to the Executive's obligations following termination of his employment, at the termination of his employment or at any time within the twelve-month period following the effective date of his termination of employment.

         (c) The Executive agrees that for a period of two (2) years following termination of employment in accordance with this Agreement, the Executive will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, request or cause any of the Company's customers to cancel or terminate any existing or continuing business relationship with the Company; solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company (other than clerical employees of the Company) to refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company; induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Company; divert or attempt to divert any supplier from the Company; or induce or attempt to influence any supplier to decline to do business with any businesses of the Company as such businesses are constituted immediately prior to the termination of employment.

         (d) The Executive agrees that for a period of two (2) years following his termination of employment in accordance with this Agreement, the Executive will not directly or indirectly, for himself or on behalf of any third party, solicit for business in competition with the business of the Company, accept any business in competition with the business of the Company from or otherwise do, or contract to do, business in competition with the business of the Company with any person or entity who, at the time of, or any time during the twelve (12) months preceding such termination, was an active customer or was actively solicited by the Company according to the books and records of the Company and within the knowledge, actual or constructive of the Executive.

         (e) Notwithstanding anything to the contrary in this Section 12, the prohibitions and agreements contained in subsections 12(a), 12(c), and 12(d) shall terminate immediately upon any termination of Executive's employment hereunder following a Change in Control.

         (f) Nothing in this Section 12 shall prohibit the Executive from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation, or enterprise so long as the Executive has no active participation in the management of the business of such firm, corporation or enterprise.

         SECTION 13.  Equitable Remedies.

         The Executive acknowledges that his compliance with the covenants in Sections 11 and 12 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Executive of the provisions of Section 11 or 12 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Executive agrees that, in the event of such violation or threatened violation by the Executive, the Company shall be entitled to any injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond in addition to all such other legal and equitable remedies as may be available to the Company. The Executive further agrees that, in the event any of the provisions of Sections 11 and 12 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

         SECTION 14.  Resolution of Disputes.

         Except as provided in Section 13, any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in a location mutually agreed to by the Parties, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Executive prevails in such mediation, arbitration or litigation on any material issue.

         SECTION 15.  Indemnification.

         (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the Commonwealth of Pennsylvania, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

         (b) Neither the failure of the Company (including its board of directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 15(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or shareholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

         (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive which is no less favorable than the policy covering other senior officers of the Company.

         SECTION 16.  Assignability; Binding Nature.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         SECTION 17.  Representation.

         The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

         SECTION 18.  Entire Agreement.

         This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         SECTION 19.  Amendment or Waiver.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         SECTION 20.  Severability.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         SECTION 21.  Survivorship.

         Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder, including the covenants and the agreements of Executive set forth in Sections 11, 12 and 13, shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

         SECTION 22.  References.

         In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         SECTION 23.  Governing Law/Jurisdiction.

         This Agreement shall be governed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

         SECTION 24.  Notices.

         All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

         If to the Company: AT&T Comcast Corporation

                1500 Market Street
                Philadelphia, PA 19102
                Attention: General Counsel


If to the Executive: Mr. C. Michael Armstrong

                c/o AT&T Comcast Corporation
                1114 Avenue of the Americas
                New York, New York 10036

         SECTION 25.  Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         SECTION 26.  Counterparts.




         This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on November 18, 2002 as of the date first written above.

                                            AT&T Comcast Corporation


                                            By: --------------------------------

                                                  Name:
                                                  Title:



                                            By: --------------------------------

                                                  C. Michael Armstrong

                                                                EXHIBIT A
                                                                ----------
                                  DIRECTORSHIPS

Citigroup

TBG (private company, Supervisory Board)

                                                                EXHIBIT B
                                                                ----------
                           EXISTING PERFORMANCE AWARDS

           1. Performance Shares:

                (a) The Executive shall receive (i) an award under the Broadband Adjustment Plan (as defined in the EBA) for a certain number of Broadband performance shares and (ii) an award under the Broadband Adjustment Plan for a certain number of stock units (valued with respect to AT&T common stock), as described in the EBA. Such Broadband performance shares shall be converted automatically into equivalent awards based upon shares of Stock ("Company Performance Shares").

                (b) 2000 and 2001 Grants: Pursuant to the terms of the Broadband Adjustment Plan, the outstanding performance shares for the 2000 and 2001 performance cycles shall vest in full as of the Effective Date and shall be considered to be earned and payable in full as of the Effective Date. In accordance with the resolution of the Board of Directors of AT&T dated October 22, 2000, the payout with respect to these performance shares shall be as follows:

                       (i) the Fair Market Value of a share of AT&T common stock
                  on the date of grant of the performance share award (adjusted to reflect stock splits, etc.) or on November 15, 2002 (the day prior to the Effective Date), whichever is greater; times

                      (ii) the current  target number of  performance  shares or the number of performance shares based on the performance factor to date.

                  The payout shall be at least 50% in cash, and the remainder shall be in the form of Stock, valued on the Effective Date.

                (c) 2002 Grant: The performance shares for the 2002-2004 performance cycle shall not vest upon the Effective Date. Company Performance Shares and AT&T stock units will vest on December 31, 2004. Company Performance Shares will be paid out at target in January 2005. The form of payout will be at least 50% in cash, based on the Fair Market Value of Stock on the first trading day in 2005, and the remaining portion of the payment will be in Stock. AT&T stock units will be paid out in cash based on the Fair Market Value of AT&T common stock on the first trading day in 2005.

           2. Restricted Stock Units ("RSUs")

                (a) The Executive shall receive (i) an award under the Broadband Adjustment Plan for a certain number of Broadband RSUs (valued with respect to Broadband common stock) and (ii) an award under the Broadband Adjustment Plan for a certain number of stock units (valued with respect to AT&T common stock), as described in the EBA. Such Broadband RSUs shall be converted automatically into equivalent awards based upon shares of Stock ("Company RSUs"), as described in the Merger Agreement.

                (b) 1997 Grant:

                       (i) The Company RSUs and AT&T stock units shall vest and
                  be paid out on the earlier of (1) the date that the Executive becomes Non-Executive Chairman of the Board or (2) October 1, 2003 (as applicable, the "Payment Date").

                       (ii) The form of payout will be Stock in respect of the
                  Company RSUs and cash in respect of the AT&T stock units, based, in the latter case, on the Fair Market Value of AT&T common stock on the day immediately prior to the Payment Date.

                       (iii) If the dollar value of the payment (determined by
                  adding the cash payment in respect of the AT&T stock units to the Fair Market Value, on the day immediately prior to the Payment Date, of the Stock paid with respect to the Company
                  RSUs) is less than $10,000,000, then the Executive will receive in cash the excess of $10,000,000 over such dollar value; provided that the calculation of Fair Market Value shall not include any amounts attributable to dividends paid with respect to such stock.

                (c) 2001 Grant: Pursuant to the terms of the Broadband Adjustment Plan, the 2001 grant shall vest in full and become payable as of the Effective Date. The form of payout will be Stock in respect of the Company RSUs, and cash in respect of the AT&T stock units, based, in the latter case, on the Fair Market Value of AT&T common stock on November 15, 2002.

           3.   Stock Options

                (a) The Executive shall receive an award under the Broadband Adjustment Plan for a certain number of options to purchase Broadband common stock, which shall be converted automatically into options to purchase shares of Stock, as described in the EBA and the Merger Agreement.

                (b) Pursuant to the terms of the Merger Agreement, options granted prior to December 19, 2001 shall vest in full as of the Effective Date and shall remain exercisable for the remainder of their original terms.

                (c) Pursuant to the terms of the Merger Agreement, options granted on or after December 19, 2001 shall not vest as of the Effective Date and shall remain subject to their original vesting terms.

           4.   Change in Control

         If an award described in Exhibit B of this Agreement is to be determined by reference to AT&T shares, then such award shall vest and become exercisable and be paid out, as the case may be, upon a Change in Control of AT&T (substituting "AT&T" for the "Company" in the definition of Change in Control). If an award described in Exhibit B of this Agreement is to be determined by reference to Company shares, then such award shall vest and be paid out upon a change in control of the Company, as such term is defined in this Agreement.

                                                                EXHIBIT C
                                                                ----------

                                                  [FORM OF CONSULTING AGREEMENT]

                                                                       Exhibit C

                              CONSULTING AGREEMENT



         CONSULTING AGREEMENT ("Agreement"), made as of [ ], 2004, by and between Comcast Corporation, a Pennsylvania corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and C. Michael Armstrong (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Consultant is employed by the Company pursuant to the Employment Agreement (as defined herein); and

         WHEREAS, the Consultant has elected to retire from his position as Non-Executive Chairman of the Board and to retire from employment with the Company, effective [ ], 2004; and

         WHEREAS, the Company desires to retain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth; and

         WHEREAS, in connection with Consultant's retirement from his position as Non-Executive Chairman of the Board and retirement from employment with the Company, the parties desire to supersede and replace the Employment Agreement with this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Consultant (individually a "Party" and together the "Parties") agree as follows:

         SECTION 1.  Definitions.

            (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

            (b) "AT&T" shall mean AT&T Corp., a New York corporation.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Broadband" shall mean AT&T Broadband Corp., a Delaware corporation.

            (e) "Cause" shall mean:

                (i) the Consultant is convicted of a felony involving the Consultant's moral turpitude; or

                (ii) the Consultant is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Consultant believed in good faith that such act or nonact was in the best interests of the Company.

            (f) "Change in Control" shall mean the occurrence of any of the following events:

                (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or
          (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
          (iii) of this Section 1(f);

                (ii) A change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a two-thirds majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

                (c) A merger, reorganization or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a two-thirds majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                (iv) The approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

            (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (h) "Constructive Termination Without Cause" shall mean termination by the Consultant of his service at his initiative following the occurrence of any of the following events without his consent:

                (i) a reduction in the Consultancy Fee or the termination or material reduction of any benefits provided under this Agreement (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

                (ii) prior to the 2005 Annual Meeting, the failure to elect or reelect the Consultant to the Board or the removal of him from the Board;

                (iii) the relocation of the Consultant's own principal office from its location in the Grace Building;

                (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 calendar days after a merger, consolidation, sale or similar transaction; or

                (v) any breach of this Agreement by the Company.

                  Following written notice from the Consultant, as described above, the Company shall have 15 calendar days in which to cure. If the Company fails to cure, the Consultant's termination shall become effective on the 16th calendar day following the written notice.

           (i) "Disability" shall mean the Consultant's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Consultant. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

           (j) "EBA" shall mean the Employee Benefits Agreement by and between AT&T and Broadband dated as of December 19, 2001.

           (k) "Employment Agreement" shall mean the Employment Agreement entered into as of November 18, 2002 by and between the Company and the Consultant.

           (l) "Fair Market Value" shall mean the value of a share of Stock or a share of AT&T stock, as the case may be, as traded on the Nasdaq Stock Market or the New York Stock Exchange, as the case may be, on the date in question, based on the respective closing prices.

           (m) "Grace Building" shall mean the W.R. Grace Building at 1114 Avenue of the Americas (and 41 West 42nd Street), New York, New York or any other building of comparable stature maintained by the Company as its principal place of business in the borough of Manhattan in New York City.

           (n) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among AT&T, Broadband, Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and the Company.

           (o) "Stock" shall mean Class A Common Stock of the Company.

           (p) "Term" shall mean the period specified in Section 3 below.

           (q) "Termination Date" shall mean the date that is one year after the 2005 Annual Meeting.

           (r) "2004 Annual Meeting" shall mean the regularly scheduled 2004 annual meeting of the shareholders of the Company.

           (s) "2005 Annual Meeting" shall mean the regularly scheduled 2005 annual meeting of the shareholders of the Company.

         SECTION 2.  Retirement as Chairman.

         Consultant hereby retires from employment with the Company and from his position as Non-Executive Chairman of the Board effective as of the close of business on [ ], 2004 (the "Effective Date").

         SECTION 3.  Term.

         The Term shall begin on the Effective Date and end on the Termination Date. Notwithstanding the foregoing, after the Effective Date, the Term may be earlier terminated by either Party in accordance with the provisions of Section 8.

         SECTION 4.  Positions, Duties and Responsibilities.

            (a) During the Term, Consultant shall be a senior advisor and consultant to the Company and, upon reasonable request of the Chief Executive Officer, or an Executive Vice President of the Company mutually designated by the Chief Executive Officer and the Consultant, make himself available to perform consulting and advisory services with respect to strategic issues concerning the Company. Such consulting and advisory services shall be related to such matters as the Chief Executive Officer of the Company, or an Executive Vice President of the Company so mutually designated, and Consultant may mutually agree. During the Term, the Consultant shall accommodate reasonable requests for the Consultant's consulting and advisory services, by making himself reasonably available, by phone or otherwise, to perform such services, but in no event shall Consultant be required to devote more than eighty hours per month to his services hereunder. Notwithstanding the foregoing, during the time that the Consultant serves as a director of the Company, he shall devote such time as is necessary to satisfy his fiduciary duties as a director. In addition, the Company shall use its reasonable best efforts to ensure that the Consultant shall serve as a director of the Company through the 2005 Annual Meeting.

            (b) Nothing herein shall preclude the Consultant from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit A attached hereto), which approval shall not be unreasonably withheld, (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in any charitable or business activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 4(b) do not materially interfere with the proper performance of his duties and responsibilities under Sections 4(a).

         SECTION 5.  Compensation.

            (a) As soon as practicable after the Effective Date, in recognition of the Consultant's retirement from employment with the Company and from his position as Non-Executive Chairman of the Board, the Company shall pay to the Consultant an amount in cash equal to the sum of (a) the base salary under the Employment Agreement as in effect immediately prior to the Effective Date, payable from the Effective Date through April 15, 2005, which shall not be less than one year's base salary, (b) the Target Bonus under the Employment Agreement for calendar year 2004, and (c) a pro-rata portion of the Target Bonus under the Employment Agreement for calendar year 2005, equal to such Target Bonus, multiplied by a fraction, the numerator of which is the number of days from January 1, 2005 until April 15, 2005 and the denominator of which is 365.

            (b) During the Term, the Consultant shall be paid consultancy fees at the rate of $900,000 per year (the "Consultancy Fee"). The Consultancy Fee shall be paid in equal monthly installments on the last day of each month. In no event shall the Consultancy Fee be decreased.

         SECTION 6.  Outstanding Long-term Incentive Awards.

            (a) Existing Performance Awards. Subject to the provisions of
Section 8, Exhibit B attached hereto sets forth the treatment of outstanding equity-based awards held by the Consultant as of the Effective Date.

            (b) Options. Except as otherwise provided in Exhibit B, all options held by the Consultant as of the Effective Time shall continue to vest during the Term as if he had remained employed by the Company. On the Termination Date, all options held by the Consultant shall become fully vested and shall remain exercisable for the remainder of their original ten-year terms.

         SECTION 7. Benefit Programs; Reimbursement of Business and Other Expenses.

            (a) The Consultant shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company, except as provided in Section 6 , Section 7 or elsewhere in this Agreement.

            (b) During the Term, the Consultant's principal office shall be the office the Consultant occupied as an executive of the Company in the Grace Building. The Company shall provide full-time secretarial support for the Consultant's principal office, as selected by the Consultant in his sole discretion.

            (c) From the Effective Date until the 2005 Annual Meeting, the Consultant shall be entitled to participate in each of the Company's executive services in accordance with the terms and conditions of such arrangements as they are in effect from time to time for the Company's Chief Executive Officer (except for the executive services as set forth below). During the Term, the Consultant shall be entitled to (a) primary personal use of an airplane on the same economic terms as the Chief Executive Officer of the Company and (b) tax preparation and financial counseling services (plus a gross-up for applicable taxes payable in connection with the provisions of such services, but only if such gross-up is provided to a senior executive of the Company). In addition, the Company shall pay the dues for the Consultant's membership in each of the Business Roundtable, the G-100 and the Business Council through the 2004 Annual Meeting.

            (d) During the Term, the Company shall pay when due the premiums for the Consultant's Senior Management Universal Life Insurance Policy (as in effect as of the Effective Date), and a gross-up for all federal taxes payable by the Consultant in connection with the payment of such premiums.

            (e) The Consultant is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

         SECTION 8.  Termination.

            (a) Termination Due to Death. In the event that the Consultant's performance of consulting services is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                (i) the Consultancy Fee through the end of the month in which his death occurs;

                (ii) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms; and

                (iii) all outstanding performance shares and other equity-based awards shall vest and be paid out (at target, with respect to the performance shares) in a single installment promptly after his death.

            (b) Termination Due to Disability. In the event that the Consultant's service is terminated due to his Disability, he shall be entitled to the following benefits:

                (i) the Consultancy Fee through the end of the month in which disability benefits commence;

                (ii) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms; and

                (iii) all outstanding performance shares and other equity-based awards shall vest and be paid out (at target, with respect to the performance shares) in a single installment promptly after his termination.

                  In no event shall a termination of the Consultant's service for Disability occur until the Party terminating his service gives written notice to the other Party in accordance with Section 23 below.

            (c)   Termination by the Company for Cause.

                (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. The Consultant shall be given written notice by the Board, authorized by a vote of no less than 75% of the Board, of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Consultant shall have ten calendar days after the date that such written notice has been given to the Consultant in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Consultant shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Consultant, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Consultant is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                (ii) In the event the Company terminates the Consultant's service for Cause:

                       (A) the Consultant  shall be entitled to the  Consultancy
                  Fee through the date of the termination; and

                       (B) all outstanding options which are not exercisable
                  shall be forfeited; exercisable options shall remain exercisable until the earlier of the ninetieth day after the date of termination or the originally scheduled expiration date of the options unless the Board determines otherwise.

            (d) Termination without Cause or Constructive Termination without Cause. In the event the Consultant's service is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Consultant shall be entitled to the following benefits:

                (i) the Consultancy Fee through the date of termination;

                (ii) a cash payment of $1,800,000, payable in a single installment promptly after his termination;

                (iii) all outstanding options, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their originally scheduled ten-year terms;

                (iv) all outstanding performance shares and other equity-based awards shall vest and be paid out (at target, with respect to the performance shares) in a single installment promptly after his termination; and

                (v) if such termination occurs on or prior to the second anniversary of the effective date of the Employment Agreement, the Consultant shall be entitled to receive a lump sum cash amount equal to the greater of (A) (X) the product of three multiplied by the sum of (I) the Base Salary (as defined in the Employment Agreement), (II) the annual incentive award, equal to the target bonus established by AT&T for 2002, which was 150% of such Base Salary, and (III) the long-term performance share award, equal to the performance share target set by AT&T for 2002 and (B) the product of four multiplied by the sum of Base Salary (as defined in the Employment Agreement), at the annualized rate in effect on the date of termination of employment under the Employment Agreement, and the Target Bonus (as defined in the Employment Agreement) for the year in which the termination of employment under the Employment Agreement occurs. If such termination occurs after the second anniversary of the effective date of the Employment Agreement, the Consultant shall be entitled to receive the payment set forth in clause (B) of this Section 8(d)(v).

          (e) Gross-up Payment.

                (i) If the aggregate of all payments or benefits made or provided to the Consultant under this Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment within the meaning of
          Section 280G(b)(2) of the Code, the Company shall pay to the Consultant, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount (the "Gross-Up Payment") which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Consultant and the time of payment pursuant to this Section 8(e)(i) shall be made by an independent auditor (the "Auditor") selected by the Parties and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any Affiliate thereof. If the Consultant and the Company cannot agree on the firm to serve as the Auditor, then the Consultant and the Company shall each designate one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. All fees and expenses of the Auditor shall be borne solely by the Company. Any Gross- Up Payment shall be paid by the Company to the Consultant within five calendar days of the receipt of the Auditor's determination. Any determination by the Auditor shall be binding upon the Company and the Consultant.

                (ii) As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Auditor hereunder, it is possible that the Gross-Up Payment made will have been an amount more than the Company should have paid pursuant to Section 8(e)(i) (the "Overpayment") or that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to Section 8(e)(i) (the "Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Consultant which the Consultant shall repay to the Company together with interest at the applicable Federal rate provided for in
          Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Consultant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                (iii) The Consultant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an Underpayment and would require the payment by the Company of an additional Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Consultant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Consultant shall not pay such claim prior to the expiration of the 30 calendar day period following the date on which the Consultant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Consultant in writing prior to the expiration of such period that it desires to contest such claim, the Consultant shall:

                       (A) give the Company any information reasonably requested
                  by the Company relating to such claim,

                       (B) take such action in connection with contesting such
                  claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                       (C) cooperate with the Company in good faith in order
                  effectively to contest such claim, and

                       (D) permit the Company to participate in any proceeding
                  relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Consultant harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such proceeding and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(e), the Company shall control all proceedings taken in connection with such contest, provided that the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Consultant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (f) Other Termination Benefits. In the case of any of the foregoing terminations the Consultant or his estate shall also be entitled to:

                (i) the balance of any incentive awards due for performance periods which have been completed, but which have not yet been paid;

                (ii) any expense reimbursements due the Consultant;

                (iii) with respect to the Consultant only, (i) tax preparation and financial counseling services for the period beginning on the date of termination and ending on the Termination Date (plus a gross-up for all applicable taxes payable in connection with the provisions of such services, but only if such gross-up is provided to a senior executive of the Company); (ii) primary personal use of the Company airplane, on the economic terms set forth in Section 7(c), for the period beginning on the date of termination and ending on the Termination Date; and
          (iii) continued payment by the Company when due of the premiums for the Senior Management Universal Life Insurance Policy provided under
          Section 7 of this Agreement, and a gross-up for all federal taxes payable in connection with the payment of such premiums, for the period beginning on the date of termination and ending on the Termination Date;

                (iv) with respect to the Consultant only, use of his office in the Grace Building until the Termination Date and then, at the Company's option, use of his office in the Grace Building or a comparable office, as determined by the Company in its sole discretion, in the borough of Manhattan in New York City for the two-year period commencing on the Termination Date. The Company shall provide full-time secretarial support for the Consultant's principal office, as selected by the Consultant in his sole discretion. The Company shall use its reasonable efforts to maintain the Grace Building office for the Consultant's use during this latter period; and

                (v) other benefits, if any, in accordance with applicable plans and programs of the Company and this Agreement.

            (g) No Mitigation; No Offset. In the event of any termination of service under this Section 8, the Consultant shall be under no obligation to seek other employment and there shall be no offset against amounts due the Consultant under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

            (h) Nature of Payments. Any amounts due under this Section 8 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         SECTION 9. Confidential Information; Prohibited Public Statements; Publicity.

            (a) The Company (as hereinafter specially defined for purposes of Sections 9 through 11 hereof), pursuant to the Consultant's performance of consulting services hereunder, provides the Consultant access to and confides in him business methods and systems, techniques and methods of operation developed at great expense by the Company ("Trade Secrets") and which the Consultant recognizes to be unique assets of the Company's business. The Consultant shall not, during or at any time after the Term, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except (i) where required by law, (ii) to directors, consultants or employees of the Company in the ordinary course of his duties or (iii) during his performance of consulting services as a consultant or serving as a member of the Board for such use and disclosure as he shall reasonably determine to be in the best interest of the Company: (A) any such Trade Secrets, (B) any sales prospects, customer lists, products, research or data of any kind, or (C) any information relating to strategic plans, sales, costs, profits or the financial condition of the Company or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industry in which the Company shall be engaged. The Consultant further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (A), (B) and (C), above, prior to or at the termination of the Consultant's service. For purposes of Sections 9, 10 and 11 hereof the term "Company" shall mean Comcast Corporation ("Comcast") as well as (I) each of its more than fifty percent (50%) owned subsidiaries and
(II) each other entity in which Comcast directly or indirectly has a greater than ten percent (10%) equity interest, the fair market value of which interest is in excess of $50,000,000. In determining Comcast's equity interest for purposes of this definition, any equity interest which Comcast has an option to purchase shall be considered as owned by Comcast.

            (b) Neither the Consultant nor the Company, its officers or directors (collectively, the "Company Affiliated Entities") shall, either during or at any time after the Term, directly or indirectly make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on the Company Affiliated Entities or the Consultant, as the case may be, or the business prospects of the Company, except for (a) such statements which the Consultant may be required to make in the ordinary course of his position as senior consultant to the Company or (b) with respect to each of the Consultant and the Company Affiliated Entities, as otherwise required by applicable law.

            (c) Neither the Consultant nor the Company Affiliated Entities shall comment (including private statements reasonably likely to be repeated publicly) on, or discuss the circumstances surrounding, this Agreement, except as mutually agreed or as required by applicable law.

         SECTION 10.  Noncompetition, Noninterference and Nonsolicitation.

            (a) Subject to the geographic limitation of Section 10(b) hereof, the Consultant, for the period beginning on the Effective Date and ending on the Termination Date, shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Company at the termination of his employment, or which was engaged in or developed by the Company at any time during the term of the Employment Agreement for specific implementation in the immediate future by the Company.

            (b) The Consultant acknowledges that the Company is engaged in business throughout the United States and in various foreign countries and that the Company intends to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Consultant agrees that the provisions of this Section shall be applicable to each state and each foreign country, possession or territory in which the Company may be engaged in business during the Term or the term of the Employment Agreement, or, with respect to the Consultant's obligations following termination of his employment under the Employment Agreement, at the termination of his service or at any time within the twelve-month period following the effective date of his termination of employment under the Employment Agreement.

            (c) The Consultant agrees that, for the period beginning on the Effective Date and ending on the Termination Date, the Consultant will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, request or cause any of the Company's customers to cancel or terminate any existing or continuing business relationship with the Company; solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company (other than clerical employees of the Company) to refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company; induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Company; divert or attempt to divert any supplier from the Company; or induce or attempt to influence any supplier to decline to do business with any businesses of the Company as such businesses are constituted immediately prior to the termination of employment under the Employment Agreement.

            (d) The Consultant agrees that, for the period beginning on the Effective Date and ending on the Termination Date, the Consultant will not directly or indirectly, for himself or on behalf of any third party, solicit for business in competition with the business of the Company, accept any business in competition with the business of the Company from or otherwise do, or contract to do, business in competition with the business of the Company with any person or entity who, at the time of, or any time during the twelve (12) months preceding such termination, was an active customer or was actively solicited by the Company according to the books and records of the Company and within the knowledge, actual or constructive, of the Consultant.

            (e) Notwithstanding anything to the contrary in this Section 10, the prohibitions and agreements contained in subsections 10(a), 10(c), and 10(d) shall terminate immediately upon any termination of Consultant's service hereunder following a Change in Control.

            (f) Notwithstanding the foregoing, if, following the Term, the Consultant engages in any behavior that would be prohibited under this Section, as determined by the Company in its sole discretion, the Company shall be relieved of its obligations under Section 8(f)(iv) of this Agreement.

            (g) Nothing in this Section 10 shall prohibit the Consultant from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation, or enterprise so long as the Consultant has no active participation in the management of the business of such firm, corporation or enterprise.

         SECTION 11.  Equitable Remedies.

         The Consultant acknowledges that his compliance with the covenants in Sections 9 and 10 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Consultant of the provisions of Section 9 or 10 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Consultant agrees that, in the event of such violation or threatened violation by the Consultant, the Company shall be entitled to any injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond in addition to all such other legal and equitable remedies as may be available to the Company. The Consultant further agrees that, in the event any of the provisions of Sections 9 and 10 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

         SECTION 12.  Resolution of Disputes.

         Except as provided in Section 11, any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in a location mutually agreed to by the Parties, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Consultant prevails in such mediation, arbitration or litigation on any material issue.

         SECTION 13.  Indemnification.

            (a) The Company agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Consultant's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Consultant shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the Commonwealth of Pennsylvania, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, and such indemnification shall continue as to the Consultant even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Consultant's heirs, executors and administrators. The Company shall advance to the Consultant all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

            (b) Neither the failure of the Company (including its board of directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Consultant under Section 13(a) above that indemnification of the Consultant is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or shareholders) that the Consultant has not met such applicable standard of conduct, shall create a presumption that the Consultant has not met the applicable standard of conduct.

            (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Consultant which is no less favorable than the policy covering senior officers of the Company.

         SECTION 14. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Consultant) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         SECTION 15.  The Consultant's Independence and Discretion.

            (a) Nothing herein contained shall be construed to constitute the Parties hereto as partners or as joint venturers, or either as agent of the order, or as employer and employee. By virtue of the relationship described herein the Consultant's relationship to the Company during the Term shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under the Company's business name, except as requested hereunder, and shall not present himself as an employee of the Company.

            (b) Subject only to such specific limitations as are contained in this Agreement, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be solely within the discretion of the Consultant. The Company shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods utilized by the Consultant to perform his obligations under this Agreement and nothing in this Agreement shall be construed to grant the Company any such authority.

            (c) To the extent consistent with applicable law, the Company will not withhold any amounts as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. The Consultant shall be solely responsible for payment of any required employment taxes or contributions.

         SECTION 16. Representation. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Consultant represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

         SECTION 17. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, except, without duplication, for those provisions of the Employment Agreement that would otherwise survive the termination of such Employment Agreement. The Consultant acknowledges that, except as provided herein, he shall not be entitled to any other payment, benefits or prerequisites from the Company or any of its subsidiaries on account of his former employment by, or his retirement from, the Company, except that the Consultant shall be entitled to any benefits due to him as a retired employee under the Company's employee benefit plans.

         SECTION 18. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Consultant and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Consultant or an authorized officer of the Company, as the case may be.

         SECTION 19. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         SECTION 20. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Consultant's service. This Agreement itself (as distinguished from the Consultant's service) may not be terminated by either Party without the written consent of the other Party.

         SECTION 21. References. In the event of the Consultant's death or a judicial determination of his incompetence, reference in this Agreement to the Consultant shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         SECTION 22. Governing Law; Jurisdiction. This Agreement shall be governed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

         SECTION 23. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

         If to the Company:                 Comcast Corporation
                                            1500 Market Street
                                            Philadelphia, PA 19102
                                            Attention: General Counsel

         If to the Consultant:              Mr. C. Michael Armstrong
                                            c/o Comcast Corporation
                                            1114 Avenue of the Americas
                                            New York, NY 10036

         SECTION 24. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         SECTION 25. Counterparts. This Agreement may be executed in counterparts.

         IN WITNESS  WHEREOF,  the undersigned have executed this Agreement
on [           ], 2004 as of the date first written above.



                                    Comcast Corporation


                                    By:  ____________________
                                         Name:
                                         Title:


                                    By:  ____________________
                                         C. Michael Armstrong

                                                                EXHIBIT A
                                                                ----------

                                  DIRECTORSHIPS

Citigroup

TBG (private company, Supervisory Board)

                                                                EXHIBIT B
                                                                ----------


   1. Performance Shares: The 2002 grant of performance shares was converted into Company performance shares and AT&T stock units, pursuant to the terms of the EBA and the Merger Agreement. Company performance shares and AT&T stock units will vest on the Effective Date. Company performance shares will be paid out at target as soon as practicable after the Effective Date. The form of payout will be at least 50% in cash, based on the Fair Market Value of Stock on the day immediately preceding the Effective Date, and the remaining portion of the payment will be in Stock. The AT&T stock unit portion of the award will be paid out in cash based on the Fair Market Value of AT&T common stock on the day immediately preceding the Effective Date.

   2. Stock Options: Unvested options granted to the Consultant prior to November 18, 2002 shall vest in full on the Effective Date and all options granted prior to November 18, 2002 shall remain exercisable until the end of their originally scheduled ten-year terms.

   3. Change in Control: Options granted to the Consultant on or after November 18, 2002 shall vest upon a Change in Control.